EXHIBIT 19.1

                         STATEMENT TO CERTIFICATEHOLDERS
                      NATIONSCREDIT GRANTOR TRUST 1996 - 1

     Pursuant to the Pooling and Servicing Agreement, dated as of January 31, 1996 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.

         Month                                                                                      Feb-98
         Collection Period                                                                             01-Jan-98
         Determination Date                                                                            11-Feb-98
         Deposit Date                                                                                  13-Feb-98
         Distribution Date                                                                             17-Feb-98

         POOL BALANCE
              Pool Balance on the close of the last day of the Collection Period (Record Date)    126,953,757.62
              Pool Factor                                                                               56.88043%
              Ending Pool Balance (per $1,000 certificate)                                                568.80
              Liquidation Proceeds                                                                    181,304.58
              Purchase Amounts                                                                                --

         AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
              Interest Payments:
              Monthly Interest Payment                                                                      2.83
              Carry-Over Monthly Interest Payment                                                             --
              Total Interest Payment                                                                        2.83
              Principal Payments:
              Monthly Principal Payment                                                                    12.35
              Carry-Over Monthly Principal Payment                                                            --
              Total Principal Payment                                                                      12.35

              Servicing Fee:
              Servicing Fee                                                                                 0.36
              Carry-Over Monthly Servicing Fee                                                                --
              Total Servicing Fee                                                                           0.36

         SURETY BOND
              Surety Bond Amount for the current Distribution Date                                 32,427,744.77
              Surety Bond Amount as a % of the Pool Balance                                             25.54296%

                          MONTHLY SERVICERS CERTIFICATE
                      NATIONSCREDIT GRANTOR TRUST 1996 - 1

     Pursuant to the Pooling and Servicing Agreement, dated as of January 31, 1996 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.

         Month                                                                                  Feb-98
         Collection Period                                                                              1-Jan-98
         Determination Date                                                                            11-Feb-98
         Deposit Date                                                                                  13-Feb-98
         Distribution Date                                                                             17-Feb-98

         POOL BALANCE
              Pool Balance on the close of the last day of the preceding Collection Period        129,710,979.08
              Principal Collections                                                                 2,434,532.63
              Purchase Amounts Allocable to Principal                                                         --
              Defaulted Receivables                                                                   322,688.83
              Pool Balance on the close of the last day of the Collection Period                  126,953,757.62

              Original Pool Balance                                                               223,194,105.12

              Pool Factor                                                                               56.88043%

              Preference Amounts                                                                              --

              Certificate Pass-Through Rate                                                                 5.85%
              Servicing Fee Rate                                                                            0.75%

         AVAILABLE INTEREST
              Collections allocable to interest                                                     1,210,073.64
              Liquidation Proceeds                                                                    181,304.58
              Purchase Amounts allocable to interest                                                          --
              Total Interest                                                                        1,391,378.22

         AVAILABLE PRINCIPAL
              Collections allocable to principal                                                    2,434,532.63
              Purchase Amounts allocable to principal                                                         --
              Total Principal                                                                       2,434,532.63

         AVAILABLE FUNDS
              Collections allocable to interest                                                     1,210,073.64
              Liquidation Proceeds                                                                    181,304.58
              Purchase Amounts allocable to interest                                                          --
              Collections allocable to principal                                                    2,434,532.63
              Purchase Amounts allocable to principal                                                         --
              Total Available Funds                                                                 3,825,910.85

         DEPOSIT TO THE CERTIFICATE ACCOUNT
              Available Funds allocable to interest                                                 1,391,378.22
              Available Funds allocable to principal                                                2,434,532.63
              Reserve Account Interest Withdrawal                                                             --
              Surety Interest Drawing                                                                         --
              Reserve Account Preference Withdrawal                                                           --
              Surety Preference Withdrawal                                                                    --
              Reserve Account Principal Withdrawal                                                            --
              Surety Principal Drawing                                                                        --
              Total Deposit to the Certificate Account                                              3,825,910.85

         INTEREST PAYMENT
              Monthly Interest Payment                                                                632,341.02
              Carry-Over Monthly Interest                                                                     --
              Total                                                                                   632,341.02

         PRINCIPAL PAYMENT
              Monthly Principal Payment                                                             2,757,221.46
              Carry-Over Monthly Principal                                                                    --
              Total                                                                                 2,757,221.46

         SERVICING FEE
              Servicing Fee                                                                            81,069.36
              Carry-Over Monthly Servicing Fee                                                                --
              Total                                                                                    81,069.36

         DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
              Interest distributions                                                                  632,341.02
              Principal distribution                                                                2,757,221.46
              Preference Amounts
              Servicing Fee distribution                                                               81,069.36
              Distributions to the Surety Bond Provider                                                12,971.10
              Distributions to the Reserve Account                                                            --
              Distributions to the Seller                                                             342,307.91

              Carry-Over Monthly Interest to the next Distribution Date                                       --
              Carry-Over Monthly Principal to the next Distributions Date                                     --
              Carry-Over Monthly Servicing Fee to the next Distribution Date                                  --

         RESERVE ACCOUNT
              Reserve Account Balance as of the end of the preceding Collection Period              6,485,548.95
              Earnings from investments on the Reserve Account                                         30,749.18
              Reserve Account Interest Withdrawal                                                             --
              Reserve Account Preference Withdrawal                                                           --
              Reserve Account Principal Withdrawal                                                            --
              Deposits to the Reserve Account                                                                 --
              Reserve Account Balance                                                               6,516,298.13
              Distributions of any excess amounts on deposit in the Reserve Account                   168,610.25
              Ending Reserve Account Balance                                                        6,347,687.88
              Reserve Account Balance as a % of the Pool Balance                                            5.00%
              Specified Reserve Account Requirement                                                 6,347,687.88
              Amount needed to fully fund Reserve Account                                                     --

         SURETY BOND
              Required Surety Bond Amount (25% of the Pool Balance)                                32,427,744.77
              Surety Bond amount on the previous Distribution Date                                 33,090,132.38
              Payments made with respect Surety Principal Draws                                               --
              Payments received with respect to unreimbursed Surety Principal Draws                           --
              Surety Bond Amount for the current Distribution Date                                 32,427,744.77

              Total Surety Interest Draws                                                                     --
              Total Surety Principal Draws                                                                    --
              Total Surety Preference Draws                                                                   --
              Total Draws                                                                                     --
              Surety Bond Fee                                                                          12,971.10
              Total unreimbursed Surety Interest Draws                                                        --
              Total unreimbursed Surety Principal Draws                                                       --
              Total unreimbursed Surety Preference Draws                                                      --
              Amount Owed to Surety Bond Provider                                                      12,971.10
              Surety Bond Fee Paid                                                                     12,971.10
              Total payments for Surety Interest Draws                                                        --
              Total payments for  Surety Principal Draws                                                      --
              Total payments for  Surety Preference Draws                                                     --
              Payments made to the Surety Bond Provider                                                12,971.10
              Surety Bond Fee Outstanding                                                                     --
              Remaining unreimbursed Surety Interest Draws                                                    --
              Remaining unreimbursed Surety Principal Draws                                                   --
              Remaining unreimbursed Surety Preference Draws                                                  --
              Remaining Amounts Owed to the Surety Bond Provider                                              --

         NET CREDIT LOSS RATIO
              Net Credit Losses                                                                       141,384.25
              For the Current Collection Period                                                             1.32%
              For the preceding Collection Period                                                           2.37%
              For the second preceding Collection Period                                                    1.30%
              Average Net Credit Loss Ratio                                                                 1.67%

         DELINQUENCY ANALYSIS
              Number of Loans
              30 to 59 days past due                                                                         242
              60 to 89 days past due                                                                          68
              90 or more days past due                                                                       154
              Total                                                                                          464

              Principal Balance
              30 to 59 days past due                                                                2,487,207.14
              60 to 89 days past due                                                                  793,564.63
              90 or more days past due                                                              1,590,557.45
              Total                                                                                 4,871,329.22

              Delinquency Ratio
              For the current Collection Period                                                             3.84%
              For the preceding Collection Period                                                           3.97%
              For the second preceding Collection Period                                                    3.72%
              Average Delinquency Ratio                                                                     3.84%


         REPOSSESSION ANALYSIS
              Current Balance of Contracts where Repossession Occurred in the Current Month           411,163.50
              Number of Contracts where Repossession Occurred in the Current Month                            35


         WEIGHTED AVERAGE COMPUTATIONS
              Weighted Average Coupon                                                                      10.57%
              Weighted Average Original Term (months)                                                     123.00
              Weighted Average Remaining Term (months)                                                     89.38


         CASH SETTLEMENT FOR THE TRUSTEE
              Total Deposit to the Collection Account                                               3,825,910.85
              Servicing Fee                                                                            81,069.36
              Interest allocable to the Seller's Certificate                                                0.30
              Principal amount allocable to the Seller's Certificate                                        1.30
              Wire Funds to the Surety Bond Provider                                                   12,971.10
              Net Deposit to the Certificate Account - Excluding Amounts Due to Seller              3,731,868.79
              Wire Funds to the Certificateholders - Interest                                         632,340.73
              Wire Funds to the Certificateholders - Principal                                      2,757,220.16
              Deposit Funds into the Reserve Account                                                          --
              Wire Funds to NationsCredit                                                             342,307.91

Approved by: /s/ LAWRENCE ANGELILLI
            -----------------------------------------------------
            Lawrence Angelilli Vice President & Treasurer